EXECUTION COPY

                            LIMITED LIABILITY COMPANY

                                    AGREEMENT

                                       OF

                           NET2PHONE HOLDINGS, L.L.C.


         This Limited Liability Company Agreement (the "Agreement") of Net2Phone Holdings, L.L.C. is entered into and effective as of this 19th day of October, 2001, by IDT Domestic-Union, LLC, a Delaware limited liability company, as member (the "Member").

         WHEREAS, the Member, by execution of this Agreement and causing a Certificate of Formation of the Company (as defined herein), dated as of October 17, 2001, to be filed in the Office of the Secretary of State of the State of Delaware (the "Certificate of Formation"), hereby forms the Company as a limited liability company pursuant to and in accordance with the statutes and laws of the State of Delaware relating to limited liability companies, including without limitation, the Delaware Limited Liability Company Act (6 Del. C.ss.18-101 et seq.), as amended from time to time (the "Act");

         NOW THEREFORE, the Member, by execution of this Agreement, does hereby form the Company as a limited liability company pursuant to the Act, upon the following terms and conditions:

         1. Name. The name of the limited liability company formed hereby is Net2Phone Holdings, L.L.C. (the "Company").

         2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

         3. Powers. In furtherance of its purposes, the Company shall have the power and is hereby authorized to do any and all acts necessary or convenient to carry out any and all of the objects and purposes of the Company and to perform all acts in furtherance thereof, and shall have and may exercise all of the powers and rights conferred upon a limited liability company formed pursuant to the Act.



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         4. Certificates. The Member and Managers hereby ratify and approve the execution, delivery and filing of the original Certificate of Formation with the Secretary of State of the State of Delaware by Nikola Uzelac, as an authorized person within the meaning of the Act. Upon the execution and delivery of this Agreement, Nikola Uzelac's powers as an authorized person shall cease, and any person authorized by any Manager as an authorized person within the meaning of the Act shall execute, deliver, file, or cause the execution, delivery and filing of, all certificates required or permitted by the Act to be filed with the Secretary of State of the State of Delaware.

         5. Registered Office. The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

6. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         7. Fiscal Year. The fiscal year of the Company (the "fiscal year") shall end on the fiscal year end required for U.S. federal income tax purposes. The Member is authorized to make all elections for tax or other purposes as it may deem necessary or appropriate in such connection, including the establishment and implementation of transition periods.

         8. Member. The name of the Member is as set forth above in the preamble to this Agreement.

         9. Management and Control. The Company shall be managed by one or more managers appointed by the Member ("Managers"), each of which shall have the right, power and authority acting alone to conduct the business and affairs of the Company and do all things necessary or convenient to carry on the business and purposes of the Company, including, without limitation, any and all other actions such Manager deems necessary, desirable, convenient or incidental for the furtherance of the objects and purposes of the Company, and shall have and may exercise all of the powers and rights conferred upon a manager of a limited liability company formed pursuant to the Act. Notwithstanding any other provision of this Agreement or any provision of the Act or other applicable law, rule or regulation, if there is more than one Manager appointed, then each Manager shall have the right, power and authority to act alone in carrying out activities and conducting business in the name, or on behalf, of the Company without any further act, vote or approval of any person or entity. As provided in Section 18-402 of the Act, each Manager shall have the authority to bind the Company.

         10. Definition of Affiliate. The term "Affiliate", as used in this Agreement shall mean, as to any person, any other person that, directly or indirectly, is in


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control of, is controlled by or is under common control with such person. As used in this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

         11. Managers.

         (a) Appointment and Removal of Managers. The Member shall have the power to set from time-to-time the number of Managers, to remove any Manager (with or without cause and for any reason or no reason) and/or to appoint a Manager by delivering notice to the Company, which removal or appointment shall become effective immediately upon receipt by the Company of such notice. The Managers shall not have the authority to appoint additional or successor Managers. A Manager may resign at any time by providing prior written notice of such resignation to the Company and the Member.

         (b) Managers as Agents. The Managers, to the extent of their powers set forth in this Agreement and subject to Section 11(a), are agents of the Company for the purpose of conducting the business and affairs of the Company, and the actions of any Manager taken in accordance with such powers shall bind the Company and any third party dealing with such Manager shall be entitled to rely conclusively (without making inquiry of any kind) on any actions so taken as being properly authorized by the Company.

         12. Officers.

         (a) Any Manager, acting alone or with the other Managers, may appoint one or more officers of the Company (each, an "Officer"), including, without limitation, a President, a Chief Executive Officer, a Chief Operating Officer, a Secretary, a Treasurer, one or more Vice Presidents and one or more Assistant Secretaries, and Assistant Vice Presidents. Any two or more offices may be held by the same person. Each such Officer shall have delegated to him or her the authority and power to execute and deliver on behalf of the Company (and to cause the Company to perform) any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as any one or more Managers deems necessary or appropriate, all as may be set forth in a written delegation of authority executed by any one or more Managers. In addition, unless a Manager decides otherwise, if the title given to such Officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. The Officers shall serve at the pleasure of the Managers, and any Manager may remove any person as an Officer and/or appoint additional persons as Officers, as any such Manager deems necessary or desirable. Any Officer may resign at any time by giving written notice of such resignation to a Manager. Unless otherwise specified in such written


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notice, such resignation shall take effect upon receipt thereof by a Manager and the acceptance of such resignation shall not be necessary to make it effective. Any person or entity dealing with the Company may conclusively presume that an Officer specified in such a written delegation of authority who executes a contract, certificate, agreement, instrument or other document on behalf of the Company has the full power and authority to do so and each such document shall, for all purposes, be duly authorized, executed and delivered by the Company upon execution and delivery by such Officer.

         (b) The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of a Manager(s) not inconsistent with this Agreement, are agents of the Company for the purpose of conducting the business and affairs of the Company, and the actions of any Officer taken in accordance with such powers shall bind the Company and any third party dealing with such Officer shall be entitled to rely conclusively (without making inquiry of any kind) on any actions so taken as being properly authorized by the Company.

         13. Exculpation and Indemnification. No Manager or Member or other authorized agent of the Company shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person's willful misfeasance or bad faith. In the event that any Member, or any of its direct or indirect partners, directors, managing directors, officers, stockholders, employees, agents or Affiliates, or any Manager or Officer of the Company (collectively, the "Indemnified Persons"; and each an "Indemnified Person"), becomes involved, in any capacity, in any threatened, pending or completed, action, suit, proceeding or investigation, in connection with any matter arising out of or relating to the Company's business or affairs, to the fullest extent permitted by applicable law, any legal and other expenses (including the cost of any investigation and preparation) incurred by such Indemnified Person in connection therewith shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit, proceeding or investigation upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, suit, proceeding or investigation as provided in the exception contained in the next succeeding sentence. To the fullest extent permitted by law, the Company also will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings , costs, expenses and disbursements of any kind or nature whatsoever (collectively, "Costs"), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company's business or affairs, except to the extent that any such Costs result solely from the willful misfeasance or bad faith of such Indemnified Person. If for any


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reason (other than the willful misfeasance or bad faith of such Indemnified
Person) the foregoing indemnification is unavailable to such Indemnified Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Costs in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this Section 13 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person. The reimbursement, indemnity and contribution obligations of the Company under this Section 13 shall be limited to the Company's assets, and no Member shall have any personal liability on account thereof. The foregoing provisions shall survive any termination of this Agreement.

         14. Member Shall Not Have Power to Bind Company. Except as provided herein, the Member shall not transact business for the Company nor shall the Member have the power or authority to sign, act for or bind the Company, all of such powers being vested solely and exclusively in each of the Managers and their delegates, as described herein. The Member shall not hold itself out to be responsible for the decisions or actions respecting the daily business and affairs of the Company.

         15. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act and (c) at any time there are no members, unless the business of the Company is continued in a manner permitted by the Act.

         The bankruptcy (as defined in Section 18-101(1) of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

         In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in such manner, and in such order of priority, as determined by any Manager, subject to any requirements of the Act.

         16. Capital Contributions; Capital Accounts. The Member has contributed to the Company (i) 1,300,000 shares of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), of Net2Phone, Inc., a Delaware corporation ("Net2Phone"), in exchange for 13 units of Class B Membership Interests of the


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Company and (ii) 8,696,750 shares of Class A Common Stock of Net2Phone in exchange for 87 units of Class A-1 Membership Interests of the Company, as set forth on Annex I hereto. Each member shall have a capital account determined and maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

         17. Treatment for Tax Purposes. For so long as the Company has only one member, it is the intention of the Member that the Company be disregarded as a separate entity for federal, state and local tax purposes. If at any time the Company has more than one member, it shall be treated as a partnership for federal, state and local tax purposes.

         18. Additional Contributions. The Member is not required to make any additional capital contribution to the Company but may in its sole discretion elect to do so.

         19. Allocation of Profit and Losses. All of the Company's profits and losses shall be allocated to the Member.

         20. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by one or more of the Managers. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

         21. Assignments. The Member may transfer or assign in whole or in part its limited liability company interest.

         22. Admission of Additional Members. One or more additional Members of the Company may be admitted to the Company with the consent of the Member and upon the execution of a counterpart of this Agreement.

         23. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

         24. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member, the Officers and the Managers shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, an Officer or a Manager of the Company.

         25. No Third Party Beneficiaries. The right or obligation of the Member to call for any capital contribution or to make a capital contribution or otherwise

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to do, perform, satisfy or discharge any liability or obligation of the Member hereunder, or to pursue any other right or remedy hereunder or at law or in equity, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the Company; it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns except as may be otherwise agreed to by the Company in writing with the prior written approval of the Member.

         26. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

















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         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first above written. Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date hereof.

                                    MEMBER:

                                    IDT DOMESTIC-UNION, LLC

                                    By:  IDT Domestic Telecom, Inc., its
                                         Managing Member


                                         By: /s/ MOTTI LICHTENSTEIN
                                             ------------------------------
                                             Name:  Motti Lichtenstein
                                             Title: CEO





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                                     ANNEX I

                       Capital Contributions of the Member


IDT DOMESTIC-UNION, LLC

Capital Contributions:
---------------------

A. 1,300,000 shares of Class A Common Stock, par value $0.01 per share, of Net2Phone, Inc. in exchange for 13 units of Class B Membership Interests of the Company.

B. 8,696,750 shares of Class A Common Stock, par value $0.01 per share, of Net2Phone, Inc. in exchange for 87 units of Class A-1 Membership Interests of the Company.